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As filed with the Securities and Exchange Commission on June 11, 2002

Registration No. 333-83304

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BEAZER HOMES USA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1521 (Primary Standard Industrial Classification Code Number)	58-2086934 (I.R.S. Employer Identification Number)

5775 Peachtree Dunwoody Road, Suite B-200
Atlanta, Georgia 30342
(404) 250-3420
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

David S. Weiss
Beazer Homes USA, Inc.
5775 Peachtree Dunwoody Road, Suite B-200
Atlanta, Georgia 30342
(404) 250-3420
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:

Elizabeth H. Noe, Esq.
Paul, Hastings, Janofsky & Walker LLP
600 Peachtree Street, Suite 2400
Atlanta, Georgia 30308
(404) 815-2400

        Approximate date of commencement of proposed sale to the public: Pursuant to this registration statement, the registrant has previously issued 3,857,166 shares of its common stock. This post-effective amendment is being filed in order to de-register 459,887 shares of the registrant's common stock that were previously registered, but not issued.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        This Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-83304) of Beazer Homes USA, Inc. ("Beazer") is being filed to de-register 459,887 shares of Beazer's common stock, which were previously registered but not issued as a result of merger consideration and proration provisions contained in the Agreement and Plan of Merger among Beazer, Beazer Homes Investment Corp. and Crossmann Communities, Inc., dated as of January 29, 2002. The terms of the merger are described in the Joint Proxy Statement/Prospectus previously filed as a part of the registration statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 10, 2002.

BEAZER HOMES USA, INC.
By:	/s/ IAN J. MCCARTHY Ian J. McCarthy President and Chief Executive Officer
Signature	Title	Date

* Brian C. Beazer	Director and Non-Executive Chairman of the Board
/s/ IAN J. MCCARTHY Ian J. McCarthy	Director, President and Chief Executive Officer (Principal Financial Officer)	June 10, 2002
/s/ DAVID S. WEISS David S. Weiss	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 10, 2002
/s/ MICHAEL T. RAND Michael T. Rand	Vice President and Controller (Principal Accounting Officer)	June 10, 2002
* Laurent Alpert	Director
* Thomas B. Howard	Director
D.E. Mundell	Director
Larry T. Solari	Director
Maureen E. O'Connell	Director
*By:	/s/ IAN J. MCCARTHY Ian J. McCarthy Attorney-in-fact	June 10, 2002

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SIGNATURES